Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

     We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Newpark Resources, Inc. 2004 Non-Employee Directors’ Stock Option Plan and to the incorporation by reference therein of our report dated March 1, 2004, with respect to the consolidated financial statements of Newpark Resources, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New Orleans, Louisiana
August 11, 2004